EXHIBIT 99.1

Ames True Temper Reports Third Quarter Results
      -Third Quarter Operating Income increases approximately 24% vs. prior year
CAMP HILL, Pennsylvania, August 11, 2008 – ATT Holding Co., parent of Ames True Temper, Inc., reported today the results of the Company’s fiscal 2008 third quarter ended June 28, 2008.
Third Quarter Results (13-week Period Ended June 28, 2008)
Net sales for the thirteen week period ended June 28, 2008 were $162.6 million, a 3.6 percent increase compared to $156.9 million for the thirteen week period ended June 30, 2007. Net income for the thirteen week period ended June 28, 2008 was $6.0 million, compared to a net income of $1.7 million for the thirteen week period ended June 30, 2007. Adjusted EBITDA (which is reconciled to net income on the attached table) for the thirteen week period ended June 28, 2008 was $19.9 million, up 10.6% as compared to adjusted EBITDA for the thirteen week period ended June 30, 2007 of $18.0 million.
“We are pleased with our financial performance this quarter, despite slow economic conditions in the U. S. and continued upward pressure on raw material costs,” said Rich Dell, President and CEO. “Our third quarter results reflect our continued efforts to efficiently manage costs during this soft economy.”
Borrowings outstanding under our revolving credit facility were $60.5 million at June 28, 2008, a decrease of $6.6 million from $67.1 million at June 30, 2007. Availability under our revolving credit facility was $58.6 million at June 28, 2008.
Year-to-Date Results (39-week period ended June 28, 2008)
Net sales for the thirty-nine week period ended June 28, 2008 were $408.5 million, a 1.8 percent decrease compared to $415.9 million for the thirty-nine week period ended June 30, 2007. Net income for the thirty-nine week period ended June 28, 2008 was $5.5 million, compared to a $8.4 million net loss during the thirty-nine week period ended June 30, 2007. Adjusted EBITDA (which is reconciled to net income (loss) on the attached table) for the thirty-nine week period ended June 28, 2008 was $49.7 million, up 12.4% as compared to adjusted EBITDA for the thirty-nine week period ended June 30, 2007 of $44.2 million.
Ames True Temper, Inc. is a leading North American manufacturer and marketer of non-powered lawn and garden products for the consumer and the professional.
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of

Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. Forward-looking statements may include the words “may,” “will,” “plans,” “estimates,” “anticipates,” “believes,” “expects,” “intends” and similar expressions. Although the Company believes that such statements are based on reasonable assumptions, these forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected or assumed in its forward-looking statements. These factors, risks and uncertainties include, among others, the following:
*	The Company’s liquidity and capital resources;

*	Increased concentration of its customers;

*	Sales levels to existing and new customers;

*	Availability of raw materials;

*	Risks relating to foreign sourcing, foreign operations;

*	General economic conditions, including downturns in housing markets;

*	Changing consumer preferences;

*	Seasonality and adverse weather conditions;

*	Competitive pressures and trends;

*	Product liability claims;

*	New product and customer initiatives;

*	Our ability to pay our debt or obtain alternative financing; and

*	The Company’s ability to successfully consummate and integrate acquisitions.
The Company’s actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. The Company can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on its results of operations and financial condition. The Company does not intend, and undertakes no obligation, to update any forward-looking statement.
CONTACT: Dave Nuti, Chief Financial Officer, +1-717-730-2933, investor@amestruetemper.com, for Ames True Temper, Inc.

ATT Holding Co.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 28,	September 29,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$16,454	$5,182
Trade receivables, net	104,174	56,306
Inventories	103,877	115,063
Deferred income taxes	—	752
Assets held for sale	1,191	—
Prepaid expenses and other current assets	6,342	5,509

Total current assets	232,038	182,812

Property, plant and equipment, net	57,323	66,055
Intangibles, net	72,260	73,324
Goodwill	58,667	59,320
Other noncurrent assets	8,840	11,274

Total assets	$429,128	$392,785

Liabilities and stockholder’s deficit
Current liabilities:
Trade accounts payable	$41,588	$35,341
Accrued interest payable	9,596	6,254
Accrued expenses and other current liabilities	22,997	23,432
Revolving loan	60,520	42,498
Current portion of long-term debt and capital lease obligations	576	612

Total current liabilities	135,277	108,137

Deferred income taxes	21,140	20,477
Long-term debt	300,244	300,578
Accrued retirement benefits	12,384	10,943
Other liabilities	9,739	6,638

Total liabilities	478,784	446,773
Commitments and contingencies Stockholder’s deficit:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	110,500	110,500
Predecessor basis adjustment	(13,539)	(13,539)
Accumulated deficit	(150,196)	(155,707)
Accumulated other comprehensive income	3,579	4,758

Total stockholder’s deficit	(49,656)	(53,988)

Total liabilities and stockholder’s deficit	$429,128	$392,785

ATT Holding Co.
Condensed Consolidated Statements of Operations
(In thousands)
(Unaudited)

	Thirteen week		Thirteen week
	period ended		period ended
	June 28, 2008		June 30, 2007

Net sales	$162,580	100.0%	$156,889	100.0%

Cost of goods sold	121,826	74.9%	118,744	75.7%

Gross profit	40,754	25.1%	38,145	24.3%

Selling, general, and administrative expenses	25,821	15.9%	25,602	16.3%
Loss on disposal of fixed assets	32	0.0%	583	0.4%
Amortization of intangible assets	340	0.2%	375	0.2%
Impairment of fixed assets	166	0.1%	—	0.0%

Operating income	14,395	8.9%	11,585	7.4%

Interest expense, net	8,396	5.2%	9,279	5.9%
Other income	(919)	-0.6%	(619)	-0.4%

Income before income taxes	6,918	4.3%	2,925	1.9%

Income tax expense	952	0.6%	1,215	0.8%

Net income	$5,966	3.7%	$1,710	1.1%

ATT Holding Co.
Condensed Consolidated Statements of Operations
(In thousands)
(Unaudited)

	Thirty-nine week		Thirty-nine week
	period ended		period ended
	June 28, 2008		June 30, 2007

Net sales	$408,504	100.0%	$415,866	100.0%

Cost of goods sold	302,455	74.0%	312,806	75.2%

Gross profit	106,049	26.0%	103,060	24.8%

Selling, general, and administrative expenses	71,776	17.6%	75,546	18.2%
Loss on disposal of fixed assets	531	0.1%	1,212	0.3%
Amortization of intangible assets	1,023	0.3%	1,120	0.3%
Impairment of fixed assets	200	0.0%	—	0.0%

Operating income	32,519	8.0%	25,182	6.1%

Interest expense, net	25,628	6.3%	27,411	6.6%
Other expense (income)	470	0.1%	(382)	-0.1%

Income (loss) before income taxes	6,421	1.6%	(1,847)	-0.4%

Income tax expense	910	0.2%	6,561	1.6%

Net income (loss)	$5,511	1.4%	$(8,408)	-2.0%

ATT Holding Co.
Reconciliation of Net Income to Adjusted EBITDA
(In thousands)
(Unaudited)

	Thirteen week	Thirteen week
	period ended	period ended
	June 28, 2008	June 30, 2007
Net income	$5,966	$1,710

Depreciation of property, plant and equipment	3,881	4,228
Amortization of intangible assets	340	375
Interest expense, net	8,396	9,279
Income tax expense	952	1,215

EBITDA (a)	19,535	16,807

Adjustments to EBITDA:
Cost savings initiatives (b)	—	6
One-time costs for new long handle tool distribution (d)	195	195
Equity sponsor fees and other expenses (e)	898	396
Impairment charges (f)	166	—
Loss on disposal of fixed assets (g)	32	583
Gain on foreign currency (h)	(904)	—

Adjusted EBITDA (a)	$19,922	$17,987

(a)	“EBITDA” is calculated as net income (loss) plus income tax expense (benefit), interest expense, depreciation and amortization. “Adjusted EBITDA” is EBITDA adjusted as indicated below. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by U.S. GAAP and should not be used as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are a basis upon which our management assesses financial performance and covenants in our senior credit facility are tied to ratios based on this measure. While EBITDA and Adjusted EBITDA are frequently used as a measure of operations and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

(b)	Represents expenses associated with non-recurring cash restructuring charges and cost savings initiatives, primarily plant closure and plant start-up costs.

(c)	Not used.

(d)	Represents allowable addbacks for one-time set up expenses associated with new long handle tool business at one or more primary customers.

(e)	Consists of management fees paid to private equity sponsor (Castle Harlan), transaction fees associated with acquisitions, non-cash (income) expense related to our pension plan and non-cash charges recorded in accordance with Statement of Financial Accounting Standards No. 13 due to the expensing of escalating rent on a straight-line basis.

(f)	Consists of impairment charges related to property and certain equipment at a closed manufacturing facility.

(g)	Consists of gains and losses on disposition of property, plant and equipment.

(h)	Represents gain on foreign currency. For the period ended June 28, 2008, other income consists primarily of an unrealized foreign currency gain on a U.S. dollar denominated intercompany note issued by a Canadian subsidiary.

ATT Holding Co.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(In thousands)
(Unaudited)

	Thirty-nine week	Thirty-nine week
	period ended	period ended
	June 28, 2008	June 30, 2007
Net income (loss)	$5,511	$(8,408)

Depreciation of property, plant and equipment	11,742	12,175
Amortization of intangible assets	1,023	1,120
Interest expense, net	25,628	27,411
Income tax expense	910	6,561

EBITDA (a)	44,814	38,859

Adjustments to EBITDA:
Cost savings initiatives (b)	(77)	1,129
ERP expenses (c)	—	26
One-time costs for new long handle tool distribution (d)	500	500
Equity sponsor fees and other expenses (e)	3,224	2,452
Impairment charges (f)	200	—
Loss on disposal of fixed assets (g)	531	1,212
Loss on foreign currency (h)	501	—

Adjusted EBITDA (a)	$49,693	$44,178

(a)	“EBITDA” is calculated as net income (loss) plus income tax expense (benefit), interest expense, depreciation and amortization. “Adjusted EBITDA” is EBITDA adjusted as indicated below. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by U.S. GAAP and should not be used as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are a basis upon which our management assesses financial performance and covenants in our senior credit facility are tied to ratios based on this measure. While EBITDA and Adjusted EBITDA are frequently used as a measure of operations and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

(b)	Represents expenses associated with non-recurring cash restructuring charges and cost savings initiatives, primarily plant closure and plant start-up costs.

(c)	Consists of non-capitalizable expenses associated with the implementation of a new ERP system.

(d)	Represents allowable addbacks for one-time set up expenses associated with new long handle tool business at one or more primary customers.

(e)	Consists of management fees paid to private equity sponsor (Castle Harlan), transaction fees associated with acquisitions, non-cash (income) expense related to our pension plan and non-cash charges recorded in accordance with Statement of Financial Accounting Standards No. 13 due to the expensing of escalating rent on a straight-line basis.

(f)	Consists of impairment charges related to property and certain equipment at a closed manufacturing facility.

(g)	Consists of gains and losses on disposition of property, plant and equipment.

(h)	Represents loss on foreign currency. For the period ended June 28, 2008, other expense consists primarily of an unrealized foreign currency loss on a U.S. dollar denominated intercompany note issued by a Canadian subsidiary.